NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, JULY 9, 2009

GROUP 1 AUTOMOTIVE SCHEDULES 2009 SECOND-QUARTER EARNINGS RELEASE AND CONFERENCE CALL

HOUSTON, July 9, 2009 — Group 1 Automotive Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it will release financial results for the second quarter ended June 30, 2009, on Tuesday, July 28, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at
10 a.m. EDT.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 877-419-6596
International: 719-325-4862
Participant Passcode: 8665542

A telephonic replay will be available following the call through Aug. 7 by dialing:

Domestic: 888-203-1112
International: 719-457-0820

Confirmation: 8665542

About Group 1 Automotive Inc.
Group 1 owns and operates 99 automotive dealerships, 133 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.